Exhibit 99.1

Investor Contact: Larry P. Kromidas
(618) 258-3206
Email: lpkromidas@olin.com

News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at

Sidoti & Company, LLC Emerging Growth Institutional Investor Forum and

BB&T Capital Markets Manufacturing & Materials Conference

Clayton, MO, March 20, 2009 – Olin Corporation’s (NYSE: OLN) senior management will be available for one-on-one sessions and will make a presentation at the Sidoti & Company, LLC Emerging Growth Institutional Investor Forum in New York City on March 25, 2009 at 11:00 am Eastern Time, and will be available for one-on-one sessions at the BB&T Capital Markets Manufacturing & Materials Conference in New York City on April 1, 2009.

Copies of the presentation slides for both conferences will be available the evening prior to each event to all investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

2009-07